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                                                                    EXHIBIT 23.6

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts", "Summary Pro Forma Combined Financial Information", "Summary Historical Combined Financial Information", and "Selected Historical Combined Financial Information" and to the use of our report on the combined financial statements of Rexnord Group dated June 14, 2002, except for Notes 13 and 17, as to which the date is November 25, 2002, included in the Registration Statement (Form S-4) of Rexnord Corporation for the registration of $225,000,000 of 10.125% Senior Subordinated Notes.

                                                       ERNST & YOUNG LLP


Milwaukee, Wisconsin
April 16, 2003